EXHIBIT 5.2

April 20, 2021

trivago N.V. Kesselstraße 5 - 7 40221 Düsseldorf Germany

Ladies and Gentlemen:
We have acted as special U.S. counsel to trivago N.V., a Dutch public limited company (naamloze vennootschaap) (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) and the related prospectus included in the Registration Statement. The Registration Statement relates to the offer and sale (1) by the Company of (i) Class A Shares, nominal value of €0.06 per share, of the Company (the “Class A Shares”) underlying American depositary shares (“ADSs”), each representing one Class A Share, that are issued in accordance with the provisions of the deposit agreement dated as of December 15, 2016 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all registered holders from time to time of ADSs, (ii) one or more series of the Company’s debt securities to be issued under an indenture (the “Indenture”) (a form of which is included as Exhibit 4.6 to the Registration Statement) to be entered into between the Company, as issuer, and a trustee (the “Debt Securities”), (iii) warrants of the Company to purchase Debt Securities, ADSs or other securities (the “Warrants”), to be issued under one or more warrant agreements to be entered into between the Company and a warrant agent, (iv) purchase contracts of the Company for the purchase or sale of debt or equity securities issued by the Company or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above (the “Purchase Contracts”) and (v) units of the Company consisting of one or more ADSs, Debt Securities, Warrants, Purchase Contracts or any combination of such securities (the “Units” and, together with the Class A Shares, the Debt Securities, the Warrants and the Purchase Contracts, the “Securities”), with a maximum aggregate public offering price of all such Securities not to exceed $500,000,000, and (2) by certain selling shareholders of the Company (the “Selling Shareholders”) of up to 83,054,879 Class A shares underlying ADSs. The ADSs representing the Class A Shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-214914). In arriving at the opinions expressed below, we have reviewed the following documents:
(a)    the Registration Statement and the documents incorporated by reference therein;
(b)    a copy of the form of Indenture filed as an exhibit to the Registration Statement; and
(c)    an executed copy of the Deposit Agreement.
In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.
In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Securities conform to the forms thereof that we have reviewed and will be duly authenticated in accordance with their terms.
Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
1.    When the Indenture has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action, such Debt Securities will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms entitled to the benefits of the Indenture.
2.    When the applicable warrant agreement has been duly authorized by all necessary corporate action of the Company and has been executed and delivered by the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming that the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.    When the applicable purchase contract agreement has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company, and when the specific terms of a particular series of Purchase Contracts have been duly established in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of the Company and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming that the securities issuable upon exercise of such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.    When the applicable unit agreement has been duly authorized by all necessary corporate action of the Company, and has been duly executed and delivered by the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming the securities comprising such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the relevant Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights, and (d) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement, the prospectus and any amendments thereto (including pre-effective and post-effective amendments) will have become effective and will comply with all applicable laws, (b) the Registration Statement, the prospectus and any amendments thereto (including pre-effective and post-effective amendments) will be effective and will comply with all applicable laws at the time the Class A Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Units are offered or issued as contemplated by the Registration Statement, (c) the Class A Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Units will be offered, issued, sold and delivered in compliance with applicable law and any requirements thereof set forth in any corporate action authorizing such Class A Shares, such Debt Securities and the Indenture, such Warrants and any warrant agreements, such Purchase Contracts and any purchase contract agreements and such Units and any unit agreements, and any other agreement governing such Class A Shares, Debt Securities, Warrants, Purchase Contracts and Units and in the manner contemplated by the Registration Statement and the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities, (d) the Class A Shares, such Debt Securities, Warrants, Purchase Contracts and Units will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Company will duly authorize the offering and issuance of Class A Shares, such Debt Securities, Warrants, Purchase Contracts and Units, will duly authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action, (f) the terms of all Class A Shares, such Debt Securities, Warrants, Purchase Contracts and Units will conform in all material respects to the descriptions thereof in the Registration Statement and in the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities and to the terms of the relevant Indenture, warrant agreement, purchase contract agreement and unit agreement (as any of these may from time to time be amended or supplemented), respectively, (g) the terms of the Class A Shares, such Debt Securities, Warrants, Purchase Contracts and Units will not violate any applicable law, conflict with any matter of public policy, result in a default under, or breach of, any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (h) that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.
We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Debt Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.
We note that any designation in the Debt Securities or any applicable agreement governing those Debt Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Debt Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.
With respect to our opinion expressed above as it relates to Debt Securities denominated in a currency other than U.S. dollars, we note that by statute, New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Debt Securities or applicable agreement governing those Debt Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.
The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. With respect to matters governed by Dutch law, we have relied on the opinion of NautaDutilh N.V. dated April 20, 2021, as Dutch counsel to the Company, which has been filed as Exhibit 5.1 to the Registration Statement.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and the use of our name in the Prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.
Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By     /s/ Ward Greenberg
Ward A. Greenberg, a Partner
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